UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2013

CENTERPOINT ENERGY TRANSITION BOND COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-91093	76-0624152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana, Suite 4667 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-8272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with the September 16, 2013 payment date for its Transition Bonds, Series 2001-1 (the “Bonds”), CenterPoint Energy Transition Bond Company, LLC (the “Company”) paid all interest then due on the Bonds and the final scheduled principal payment of $71,280,304 on the Bonds in Class A-4. After giving effect to this interest and principal payment, the Bonds have been fully paid. On September 16, 2013, in accordance with the terms and provisions of the indenture governing the Bonds, the amounts remaining in the collection account, after giving effect to the final interest and principal payment, were transferred by the trustee to the Company. Furthermore, the indenture governing the Bonds was satisfied and discharged on October 2, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The Company has included as Exhibit 99.1 to this Current Report on Form 8-K the Semiannual Servicer’s Certificate, dated as of September 13, 2013, as to the Bond balances, the balances of the collection account and its sub-accounts, and setting forth transfers and payments to be made on the September 16, 2013 payment date. The information on this Exhibit is hereby incorporated by reference into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERPOINT ENERGY TRANSITION BOND COMPANY, LLC

Date: October 2, 2013	By:	/s/ Marc Kilbride
Marc Kilbride
Treasurer and Manager

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Semiannual Servicer’s Certificate, dated as of September 13, 2013, as to the Bond balances, the balances of the collection account and its sub-accounts, and setting forth transfers and payments to be made on the September 16, 2013 payment date.